================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 12, 1997



                             TERRA INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)



           MARYLAND                    1-8520               52-1145429
(State or other jurisdiction of    (Commission File      (I.R.S. Employer
incorporation or organization)         Number)          Identification No.)


      TERRA CENTRE
    600 FOURTH STREET
      P.O. BOX 6000
    SIOUX CITY, IOWA                 51102-6000
 (Address of principal               (Zip Code)
  executive offices)


      Registrant's telephone number, including area code:  (712) 277-1340


================================================================================

ITEM 5.  Other Events.
         ------------

  On December 12, 1997, Terra Industries Inc. ("Terra") reached a settlement with CIGNA Property and Casualty Company ("CIGNA"), one of the six insurance carrier defendants whom Terra sued in April of this year to recover property damages and business interruption losses sustained in connection with the 1994 explosion at Terra's Port Neal, Iowa fertilizer plant. CIGNA agreed to pay Terra its proportionate share (18 percent of the overall insurance coverage) of a total claim fixed at $321 million for purposes of settlement. Previously, Terra settled with four of the other five insurance carrier defendants with each defendant paying its share of a total claim fixed at $321 million.

  To date, Terra has received approximately $246 million in insurance proceeds from all six carriers. With this settlement Terra will receive an additional $20.1 million from CIGNA. Legal proceedings continue against the remaining insurer, Industrial Risk Insurers (who represents 50 percent of the insurance coverage).


                                 SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    TERRA INDUSTRIES INC.



                              By:  /s/ GEORGE H. VALENTINE
                                   -------------------------
                                  George H. Valentine
                                  Senior Vice President, General Counsel
                                     and Corporate Secretary


Date:  December 15, 1997